UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

On March 14, 2022, HF Sinclair Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the closing of the Sinclair Transactions (defined in the Amended Form 8-K) and related matters. On March 16, 2022, the Company filed Amendment No. 1 on Form 8-K/A (together with the Original Form 8-K, the “Amended Form 8-K”).

This Amendment No. 2 on Form 8-K/A (the “Amendment”) amends the disclosure provided under Item 5.02 in the Amended Form 8-K to include additional disclosure regarding two committee assignments of the Company’s Board of Directors (the “Board”). This Amendment does not otherwise amend, update or change any other disclosure contained in the Amended Form 8-K.

Capitalized terms used herein but not defined herein have the meanings given to such terms in the Amended Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Original Form 8-K, the Board appointed Ross B. Matthews and Norman J. Szydlowski to serve as members of the Board, effective as of March 15, 2022. On June 8, 2022, Ross B. Matthews was appointed to serve as a member of the Finance Committee of the Board and Norman J. Szydlowski was appointed to serve as a member of the Nominating, Governance and Social Responsibility Committee and the Environmental, Health, Safety, and Public Policy Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Vaishali S. Bhatia
Name:    Vaishali S. Bhatia
Title:    Senior Vice President, General Counsel and Secretary

Date: June 13, 2022